SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use

of the Commission Only

(As Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CALLISTO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CALLISTO PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Wednesday, September 26, 2007

at 11:00 a.m.

CALLISTO PHARMACEUTICALS, INC.

420 LEXINGTON AVENUE, SUITE 1609

NEW YORK, NEW YORK 10170

August 30, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Meeting”) of Callisto Pharmaceuticals, Inc., which will be held at our offices located at 420 Lexington Avenue, Suite 1609, New York, New York 10170 on Wednesday, September 26, 2007, at 11:00 am local time. Details of the business to be conducted at the Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote over the Internet, by telephone, or by returning your proxy card by mail. The proxy statement explains more about proxy voting. Please read it carefully.

I look forward to meeting those of you who will be able to attend the Meeting, and I appreciate your continued support of our company.

Sincerely,

/s/ GABRIELE M. CERRONE
Gabriele M. Cerrone
Chairman of the Board of Directors

CALLISTO PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETINGS OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 26, 2007

To our Stockholders:

The 2007 Annual Meetings of Stockholders (the “Annual Meeting”) of Callisto Pharmaceuticals, Inc. (“Callisto” or the “Company”) will be held at the Company’s offices located at 420 Lexington Avenue, Suite 1609, New York, New York, on Wednesday, September 26, 2007, beginning at 11:00 a.m. local time, to consider the following proposals:

1.              To elect seven directors to Callisto’s Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified or until their earlier resignation or removal (Proposal No. 1);

2.              To approve the potential issuance of up to 50,919,800 shares of our common stock, $.0001 par value (issuable upon the conversion of  1,147,050 shares of Series B Convertible Preferred Stock and the exercise of 27,978,800 common stock purchase warrants) at a price below fair market value issued in connection with a private placement conducted in August 2007 (Proposal No. 2)

3.              To amend the our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company from 150,000,000 shares to 225,000,000 shares (Proposal No. 3);

4.              To ratify the appointment of BDO Seidman, LLP as Callisto’s independent registered public accountants for the year ending December 31, 2007 (Proposal No. 4); and

5.              To consider and transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS SHAREHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” each of the proposals. The Company intends to mail the Annual Report, Proxy Statement and Proxy enclosed with this notice on or about August 30, 2007, to all stockholders entitled to vote at the Annual Meeting. If you were a stockholder of record of Callisto Pharmaceuticals common stock (AMEX: KAL) on August 17, 2007, the record date for the Annual Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

We thank you for your cooperation in returning your proxy as promptly as possible.

By Order of the Board of Directors

Gabriele M. Cerrone
Chairman of the Board of Directors

New York, New York

August 30, 2007

IMPORTANT

The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Annual Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States. If you received a proxy card with a website address and voting codes, we urge you to vote on the Internet at www.votestock.com or telephonically toll-free at 1-866-626-4508 to ensure that your vote is recorded without mail delays. If you vote by telephone or the Internet you do not need to return the proxy card.

Please SIGN, DATE, and RETURN the enclosed Proxy or submit your Proxy by telephone or the Internet immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Callisto Pharmaceuticals, Inc. (“Callisto” or the “Company”) to be voted at the Annual Meeting of stockholders which will be at the Company’s offices located at 420 Lexington Avenue, Suite 1609, New York, New York, on Wednesday, September 26, 2007 beginning at 11:00 a.m., and at any postponements or adjournments thereof on.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:           What is the purpose of the Annual Meeting?

A:          At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including the election of directors, to approve the potential issuance of up to 50,919,800 shares of our common stock (issuable upon the conversion of  1,147,050 shares of Series B Convertible Preferred Stock and the exercise of 27,978,800 common stock purchase warrants) at a price below fair market value issued in connection with a private placement conducted August 2007, to vote upon and approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 shares to 225,000,000 shares and to approve the ratification of the appointment of the Company’s independent registered public accountants. In addition, management will report on the performance of the Company during fiscal year 2007 and respond to questions from stockholders.

Q:           Who is entitled to vote at the meeting?

A:          Stockholders of record at the close of business on August 17, 2007, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of that record date, the Company had outstanding and entitled to vote 40,940,161 shares of common stock. The common stock is the only class of stock of Callisto that is outstanding and entitled to vote at the Annual Meeting. If you were a stockholder of record of common stock on that record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of Callisto common stock will be entitled to one vote on each matter. Stockholders who own shares registered in different names or at different addresses will receive more than one Proxy card. You must sign and return each of the Proxy cards received to ensure that all of the shares owned by you are represented at the Annual Meeting.

Q:           Who can attend the meeting?

A:          Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10 a.m., and seating will begin at 10:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q:           Why is the Company soliciting proxies?

A:          Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors of Callisto (the “Board” or the “Board of Directors”) solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the Proxy is returned properly executed, the stockholder’s shares will be voted according to the stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy card.

Q:           What constitutes a quorum?

A:          The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and on the record date will constitute a quorum permitting the meeting to conduct its business. As noted above, as of the record date, 40,940,161 shares of Callisto common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 20,470,081 votes will be required to establish a quorum.  If you submit a properly executed proxy card, even if you abstain from voting or if you withhold your vote with respect to any proposal, you will be considered present for purposes of a quorum and for purposes of determining voting power present.  Because abstentions and withheld votes are considered present for purposes of determining voting power, abstentions and withheld votes have the effect of a vote AGAINST a proposal.  If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present for purposes of a quorum but will not be considered present for purposes of determining voting power on that matter.

Q:           How do I vote?

A:          Callisto is offering you four methods of voting.

•                 You may indicate your vote on the enclosed proxy card, sign and date the card, and return the card in the enclosed prepaid envelope.

•                 You may vote by telephone by calling the toll free number that appears on the enclosed proxy card and following the instructions given.

•                 You may vote via the Internet by following the instructions provided on the enclosed proxy card.

•                 You may attend the meeting and vote in person.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed Proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:           Can I vote by telephone or electronically?

A:          If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your Proxy card. If your shares are held in “street name,” please check your Proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. Please follow the voting instructions on the enclosed proxy card.

The deadline for voting by telephone or electronically is 11:59 p.m. (Eastern Daylight Time) on September 25, 2007.

Q:           Can I change my vote after I return my Proxy card?

A:          A Proxy may be revoked by giving the Secretary of Callisto written notice of revocation at any time before the voting of the shares represented by the Proxy. A stockholder who attends the meeting may revoke a Proxy at the meeting. Attendance at the meeting will not, by itself, revoke a Proxy.

Q:           What are the Board’s recommendations?

A:          Unless you give other instructions on your Proxy card, the persons named as proxy holders on the Proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•                 for election of the nominated slate of directors (see page 5);

•                 for approval of the potential issuance of up to 50,919,800 shares of our common stock, $.0001 par value (issuable upon the conversion of  1,147,050 shares of Series B Convertible Preferred Stock and the exercise of 27,978,800 common stock purchase warrants) at a price below fair market value issued in connection with a private placement conducted August  2007 (see page 7);

•                 For an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 shares to 225,000,000 shares (see page 10); and

•                 for ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for  the fiscal year 2007 (see page 12)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:           What vote is required to approve each item?

A:          The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders at the Annual Meeting.  A properly executed Proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Approving the potential issuance of up to 50,919,800 shares of our common stock, $.0001 par value (issuable upon the conversion of  1,147,050 shares of Series B Convertible Preferred Stock and the exercise of 27,978,800 common stock purchase warrants) at a price below fair market value issued in connection with a private placement conducted August 2007 and ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for fiscal year 2007, will each require the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Approving the amendment of our Certificate of Incorporation will require the affirmative vote, either in person or by proxy, of the holders of a majority of our outstanding shares of common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven directors to serve until the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees:

Name	Age	Positions
Gabriele M. Cerrone	35	Chairman of the Board
Gary S. Jacob	60	Chief Executive Officer, Chief Scientific Officer and Director; Chairman of Synergy Pharmaceuticals Inc.
John P. Brancaccio	59	Director
Christoph Bruening	39	Director
Riccardo Dalla-Favera	54	Director
Stephen K. Carter	68	Director
Randall Johnson	60	Director

Gabriele M. Cerrone has served as our Chairman of the Board of Directors since May 2003 and as a consultant since January 2005. From March 1999 to January 2005 Mr. Cerrone served as a Senior Vice President of Investments of Oppenheimer & Co. Inc., a financial services firm. Prior to such affiliation, Mr. Cerrone held the position of Managing Director of Investments at Barrington Capital, L.P., a merchant bank, between March 1998 and March 1999. Between May 2001 and May 2003, Mr. Cerrone served on the board of directors of SIGA Technologies, Inc. Mr. Cerrone currently serves as Chairman of the Board to FermaVir Pharmaceuticals, Inc., a biotechnology company. Mr. Cerrone is the managing partner of Panetta Partners Ltd., a Colorado limited partnership, that is a private investor in real estate and public and private companies engaged in biotechnology and other areas.

Gary S. Jacob, Ph.D. has served as our Chief Executive Officer as well as Chief Scientific Officer since May 2003 and a Director since October, 2004. Dr. Jacob has also served as Chairman of Synergy Pharmaceuticals Inc. since October 2003. Dr. Jacob served as Chief Scientific Officer of Synergy Pharmaceuticals Inc. from 1999 to 2003. From 1990 to 1998, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of Glycobiology. From 1997 to 1998, Dr. Jacob was Director of Functional Genomics, Corporate Science & Technology, Monsanto, where he played a pivotal role in the rapid development of Monsanto’s plant genomics strategy and the buildup of the in-house advanced genomics program. From 1990 to 1997, Dr. Jacob was Director of Glycobiology, G.D. Searle Pharmaceuticals Inc. From 1986 to 1990, Dr. Jacob was Manager of the G.D. Searle Glycobiology Group located at Oxford University, England.

John P. Brancaccio, a retired CPA, has served as a Director of our company since April 2004. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Alfacell Corporation as well as a director of each of Xenomics, Inc. and FermaVir Pharmaceuticals, Inc.

Christoph Bruening has served as a Director of our company since May 2003. Mr. Bruening organized Value Relations GmbH, a full service investor relations firm operating in Frankfurt, Germany in 1999 and currently serves as its Managing Partner. From 1998 to 1999, Mr. Bruening served as a funds manager and Director of Asset Management for Value Management and Research AG, a private investment fund and funds manager in Germany. From 1997 to 1998, Mr. Bruening was a financial analyst and Head of Research for Value Research GmbH. Mr. Bruening is currently a member of the advisory board of Clarity AG.

Riccardo Dalla-Favera, M.D has served as a Director of our company since June 2005. Dr. Dalla-Favera has been Director of the Herbert Irving

Comprehensive Cancer Center at Columbia University since early 2005, Director for the Institute for Cancer Genetics at Columbia University since 1999 and Professor in the Department of Genetics & Development at Columbia University since 1992. Dr. Dalla-Favera was formerly Deputy Director of Columbia-Presbyterian Cancer Center from 1992 to 1998.

Stephen K. Carter, M.D. has served as a Director of our company since August 2004. Since 2000, Dr. Carter has been employed as an independent consultant. From 1998 to 2000, Dr. Carter was senior vice president, clinical and regulatory affairs of SUGEN, Inc. (subsequently acquired by Pharmacia & Upjohn, Inc.). From 1995 to 1996, Dr. Carter was senior vice president, research and development with Boehringer Ingelheim Pharmaceuticals, Inc. and from 1982 to 1995 held various positions with Bristol-Myers Squibb Company, including senior vice president, worldwide clinical research and development. Dr. Carter is a director of Vion Pharmaceuticals, Inc., Cytogen Corp., Emisphere Technologies Inc., Alfacell Corp. and Tapestry Pharmaceuticals Inc. (each a biotechnology company).

Randall Johnson, Ph.D. has served as a Director of our company since February 2005. Since February 2002, Dr. Johnson has been serving as a consultant to various venture capital, biotechnology and pharmaceutical companies focusing on oncology. From October 1982 to February 2002, Dr. Johnson served in a number of capacities at GlaxoSmithKline PLC/SmithKline Beecham Pharmaceuticals, most recently as a Group Director in the Department of Oncology Research.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

The Board of Directors oversees Callisto’s business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that Callisto sends them and by participating in Board and committee meetings.

During 2006, the Board of Directors held ten meetings. Each director attended more than 75% of the total number of meetings of the Board and committees on which he or she served. The Board also approved certain actions by unanimous written consent.

The Board of Directors has standing Audit, Compensation, and Corporate Governance/Nominating Committees. Information concerning the membership and function of each committee is as follows:

Name	Audit Committee	Compensation Committee	Corporate Governance/ Nominating Committee
Gabriele M. Cerrone
Gary S. Jacob
Christoph Bruening	*	*	*
Riccardo Dalla-Favera
John P. Brancaccio	*	*	*
Stephen K. Carter		*	*
Randall Johnson	*

Audit Committee. The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent registered accountants, (iii) pre-approving the professional services provided by the independent registered public accountants, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accountants, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered  public accountants. The functions of the Audit Committee and its activities during 2006 are described in more detail under the heading “Report of the Audit Committee.”  The Board has determined that each member of the Audit Committee is independent as defined by the American Stock Exchange. The Board has determined that Mr. Brancaccio is an “audit committee financial expert” as defined by the Securities and Exchange Commission. During 2006, the Audit Committee held four meetings.  The Audit Committee Charter is posted on Callisto’s web site at www.callistopharma.com.

Compensation Committee. The Compensation Committee has responsibility for assisting the Board in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of the Company; assuring that the executive officers are compensated effectively in a manner consistent with the stated compensation strategy of the Company; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of the Company’s incentive plans and benefit programs; and monitoring of compliance with the legal prohibition on loans to directors and executive officers of the Company.  The Board has determined that each member of the Compensation Committee is independent as defined by the Amex.  During 2006, the Compensation Committee held one meeting.  The Compensation Committee Charter is posted on Callisto’s web site at www.callistopharma.com.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, effecting Board organization, membership and function including identifying qualified Board nominees; effecting the organization, membership and function of Board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines.  The Board has determined that each member of the Corporate Governance/Nominating Committee is independent as defined by the Amex.  During 2006, the Corporate Governance/ Nominating Committee held one meeting.  The Corporate Governance/Nominating Committee Charter is posted on Callisto’s web site at www.callistopharma.com.

Nomination of Directors

As provided in its charter, the Corporate Governance/Nominating Committee is responsible for identifying individuals qualified to become directors. The Corporate Governance/Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Corporate Governance/Nominating Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as professional search firms. In evaluating potential candidates for director, the Corporate Governance/Nominating Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•                 high personal and professional ethics and integrity;

•                 the ability to exercise sound judgment;

•                 the ability to make independent analytical inquiries;

•                 a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

•                 the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Corporate Governance/Nominating Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

•                 whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

•                 whether the person would qualify as an “independent” director under the listing standards of the Amex;

•                 the importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight; and

•                 the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Corporate Governance/Nominating Committee will consider director candidates recommended by any stockholder provided such recommendations are submitted in accordance with the procedures set forth below.

In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors has determined that stockholders who wish to recommend director candidates for consideration by the Corporate Governance/Nominating Committee must comply with the following:

•                 the recommendation must be made in writing to the Corporate Secretary, Callisto Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, New York  10170;

•                 the recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person’s ownership of the Company’s common stock;

•                 the recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references; and

•                 a statement from the stockholder nominee indicating that such nominee wants to serve on the Board and could be considered “independent” under the Rules and Regulations of the Amex and the Securities and Exchange Commission, as in effect at that time.

All candidates submitted by stockholders will be evaluated by the Corporate Governance/Nominating Committee according to the criteria discussed above and in the same manner as all other director candidates.

Directors Compensation

Under the 2005 Directors’ Stock Option Plan, upon election to the Board, each non-employee and non-consultant director receives a grant of 45,000 stock options vesting over three years and having an exercise price equal to the fair market value of the common stock on the date of grant. Upon re-election to the Board, each of the Company’s non-employee and non-consultant directors receive an annual grant of 6,000 options vesting over three years having an exercise price equal to the fair market value of the common stock on the date of grant. In addition, non-employee and non-consultant directors will receive an annual grant of options with an exercise price equal to the fair market value of the common stock on the date of grant for serving on Board committees which will vest in one year. Chairpersons of each of the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee receive 5,000, 3,500 and 2,000 stock options, respectively, and members of such committees receive 3,000, 2,000 and 1,000 stock options, respectively.

Non-employee and non-consultant directors also receive an annual cash fee of $15,000 as well as cash compensation for serving on board committees. Chairpersons of each of the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee receive $10,000, $7,000 and $4,000, respectively, and members of such committees receive $6,000, $4,000 and $2,500, respectively.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers and employees.  The Code of Business Conduct and Ethics can be found as Exhibit 14 to our Form 10-KSB filed on April 14, 2004 and is posted on our website at www.callistopharma.com.

Stockholder Communication with the Board of Directors

Communications to the Board of Directors, the non-management directors or any individual director may be sent to the Corporate Secretary, c/o Callisto Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and American Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the copies of such forms received, we believe that during 2006, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 4 with respect to each of Randall Johnson, Stephen Carter, John Brancaccio, Christoph Bruening and Riccardo Dalla-Favera was filed late.

PROPOSAL NO. 2

TO APPROVE THE POTENTIAL ISSUANCE OF UP TO 50,919,800 SHARES OF COMMON STOCK  (ISSUABLE UPON THE CONVERSION OF 1,147,050 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AND THE EXERCISE OF 27,978,800 COMMON STOCK PURCHASE WARRANTS) AT A PRICE BELOW FAIR MARKET VALUE ISSUED IN CONNECTION WITH A PRIVATE PLACEMENT CONDUCTED AUGUST 2007.

American Stock Exchange Requirements

In connection with the transactions described below with accredited investors, we are seeking stockholders’ approval of the potential issuance of up to 50,919,800 shares of our common stock (issuable upon the conversion of 1,147,050 shares of Series B Convertible Preferred Stock and the exercise of 27,978,800 common stock purchase warrants), which is 128% of the outstanding shares of common stock as of August 1, 2007 (the trading day immediately preceding the date of the initial closing), to the extent required by the American Stock Exchange (“AMEX”), at a market price below fair market value at the time of issuance and sale (including, if, at that time, the price is also below book value per share). Under Section 713 of the Listing Standards, Policies and Requirements of the AMEX, the sale, issuance, or potential issuance by a company of common stock (or securities convertible into common stock) equal to 20% or more of its currently outstanding shares of common stock, at a price less than the greater of book or market value of our stock requires stockholder approval, provided that stockholder approval is not required for a “public offering” as defined by the AMEX.  Since the conversion price for shares of our common stock into which the Series B Convertible Preferred Stock and the warrants (as described below) could be converted at a price below fair market value in accordance with the terms of the Series B Convertible Preferred Stock and the warrants, we are seeking approval from you for issuances of common stock underlying the Series B Convertible Preferred Stock and the warrants.

As of August 17, 2007, we had 40,940,161 shares of our common stock outstanding.

Summary of the Financing

On August 2, 2007 we entered into a securities purchase agreement, respectively, with accredited investors (the “Investors”) for the sale of 1,124,550 shares of Series B Convertible Preferred Stock  (the “Series B Preferred Stock”), and 22,491,000 warrants (collectively, the “Warrants”), for aggregate gross proceeds of $11,245,550.  On August 15, 2007, we closed on the sale of an additional 22,500 shares of Series B Preferred Stock and 450,000 Warrants for aggregate gross proceeds of $225,000.  Additionally, we issued warrants to purchase 2,518,900 shares of common stock at $0.50 per share and 2,518,900 shares of common stock at $0.70 per share to certain selling agents.  The Series B Preferred Stock is convertible into 22,941,000 shares of our common stock at a conversion price of $0.50 per share and the Warrants are exercisable for 22,941,000 shares of our common stock at an exercise price of $0.70 per share, in each case subject to anti-dilution adjustments  (the “Financing”).  Other than pursuant to certain issuances, for the twelve (12) month period beginning on the effective date of the Registration Statement registering the resale of the shares of common stock underlying the Warrants by the Holder, if we at any time while the Series B Preferred Stock is outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then exercise price (such lower price, the “Base Exercise Price”, then, the exercise price shall be reduced to an amount equal to the Base Exercise Price.

The Series B Preferred Stock and Warrants were issued at a discount from fair market value of 23% based on the closing sales price on the AMEX for the trading day immediately preceding the closing date.

The Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Series B Preferred Stock and the terms of the Warrants includes a restriction which states that we cannot issue any shares of common stock pursuant to the conversion of the Series B Preferred Stock or the exercise of the Warrants which would result in more than 19.999% of the number of shares of common stock outstanding immediately prior to the original issuance date of the Series B Preferred Stock and Warrants being issued.  If we do not obtain shareholder approval, then we may not issue upon conversion of the Series B Preferred Stock and exercise of the Warrants in the aggregate, in excess of 19.999% of the number of shares of common stock outstanding on August 1, 2007 (the trading day immediately preceding August 2, 2007 (the closing date)), or 7,950,935 shares of common stock.

Reasons for the Financing

We are a development stage biopharmaceutical company. Currently, we have no products approved for commercial sale and, to date, we have not generated any revenue. Our ability to generate revenue depends heavily on:

•                  demonstration in Phase I/IIa and Phase IIb clinical trials that our two product candidates, Atiprimod for the treatment of relapsed multiple myeloma and advanced carcinoid cancer and L-Annamycin for the treatment of relapsed acute leukemia, respectively, are safe and effective;

•                  the successful development of our other product candidates;

•                  our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;

•                  the successful commercialization of our product candidates; and

•                  market acceptance of our products.

All of our existing product candidates will require extensive additional clinical evaluation, regulatory review, significant marketing efforts and substantial investment before they could provide us with any revenue. We do not anticipate that we will generate revenue from the sale of products for the foreseeable future and, as a result, our Board of Directors has determined that obtaining additional capital pursuant to the Financing is critical to our ability to execute our business plan and continue our research, development and commercialization activities.

Furthermore, our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts to:

•                  complete the clinical development of our two lead product candidates, Atiprimod for the treatment of advanced carcinoid cancer  and multiple myeloma and L-Annamycin for the treatment of acute leukemia;

•                  finance the preclinical and clinical development of Guanilib for the treatment of gastrointestinal disorders and diseases;

•                  continue the development of our other product candidates;

•                  finance our general and administrative expenses;

•                  prepare regulatory approval applications and seek approvals for Atiprimod and L-Annamycin and our other product candidates;

•                  license or acquire additional technologies;

•                  launch and commercialize our product candidates, if any such product candidates receive regulatory approval; and

•                  develop and implement sales, marketing and distribution capabilities.

We expect that our cash used in operating activities will increase significantly for the next several years. For the years ended December 31, 2006, 2005 and 2004 we used approximately $8.3 million, $8.7 million and $4.7 million in operating activities, respectively.

As of the date of this Proxy Statement, we cannot predict with certainty all of the particular uses for the proceeds from this Financing. The amount and timing of our actual expenditures of the proceeds from this offering will depend on numerous factors, including:

•                          the rate of progress and cost of our clinical trials, preclinical studies and other discovery, research and development activities;

•                          the costs of acquiring or investing in product candidates and technologies;

•                          the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•                          the costs and timing of seeking and obtaining U.S. Food and Drug Administration and other regulatory approvals.

Accordingly, we will retain the discretion to allocate the net proceeds of this Financing as needed.

Effects of the Financing

The Financing will result in a significant increase in the number of shares of our common stock which could be outstanding upon conversion of the Series B Preferred Stock and exercise of the Warrants and, as a result, current stockholders who are not participating in the Financing could own a smaller percentage of our outstanding common stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and aggregate book value of our Company. Additionally, the sale or any resale of the common stock issued upon conversion of the Series B Preferred Stock and the exercise of the Warrants sold in the Financing could cause the market price of our common stock to decline.

Our stockholders may incur dilution of their percentage ownership in the Company as a result of the Financing. Immediately prior to the closing of the Financing on August 2, 2007, 39,756,661 shares of our common stock and 578,000 shares of Series A Convertible Preferred Stock were outstanding which are convertible into 11,560,000 shares of common stock at $.50 per share.  In addition, warrants to purchase 16,296,620 shares of common stock were outstanding at exercise prices ranging from $0.50 to $2.48 per share.  Further, stock options to purchase 8,493,707 shares of common stock were outstanding at exercise prices ranging from $0.66 to $6.75 per share.  Following the closing of the Financing, 1,147,050 shares of Series B Preferred Stock convertible into 22,941,000 shares of common stock at $0.50 per share, Warrants exercisable for 22,941,000 shares of common stock at $0.70 per share and warrants exercisable for 2,518,900 shares of common stock at $0.50 per share and 2,518,900 shares of common stock at $0.70 per share were outstanding.

Summary of the Securities Purchase Agreement

The Securities Purchase Agreement is summarized below. A copy of the Securities Purchase Agreement was filed by us as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission  (the “SEC”) on August 7, 2007 and incorporated by reference herein. You are encouraged to review the full text of the Securities Purchase Agreement.

The Series B Preferred Stock and Warrants were issued by the Company in a private placement in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Pursuant to the terms of the Securities Purchase Agreement, the Company and the investors have made representations and warranties regarding matters that are customarily included in financings of this nature, including, without limitation, representations by each investor that it is an “accredited investor” as defined in Rule 501(a) and that such investor is acquiring the securities for investment purposes for such investor’s own account and not with a view toward distribution of the securities and that such investor understands that the shares of Common Stock issued in the Financing are restricted securities under the Securities Act. In addition, each Investor has represented and warranted that neither it nor any person acting on its behalf, has engaged in any purchases or sales of the Company’s securities since the date first contacted by the Company. Further, each Investor has agreed that it will not use the shares of Common Stock issued in the Financing to cover any short sales in the Common Stock of the Company in violation of applicable securities laws. The Securities Purchase Agreement also contains indemnification undertakings by the parties in the event of certain liabilities related to the Financing.

Other Agreements

Pursuant to the terms of a Registration Rights Agreement which was filed by us as an exhibit to the Current Report on Form 8-K filed with the SEC on August 7, 2007, the Company has agreed to file a registration statement (the “Registration Statement”) with the SEC to register for resale the shares of common stock underlying the Series B Preferred Stock and the Warrants sold in the Financing. The Company is required to file a Registration Statement within 45 days of August 2, 2007. Subject to certain exceptions, in the event the Registration Statement is not filed within such 45-day period or the Registration Statement is not declared effective within 90 days of August 2, 2007, the Company will be required to pay each investor in the Financing an amount in cash equal to 1% of the stated value of the Series B Preferred Stock for the first 30 days (prorated on a daily basis) after the relevant date and thereafter each  subsequent 30 day period (prorated on a daily basis) not to exceed 18% in total in each case until the Registration Statement is filed or declared effective, as applicable.

As part of the Financing, certain lead investors (the “Lead Investors”) were granted a put option (the “Put”) in exchange for their funding commitment which gives them the right to require the Company to redeem their Series B Preferred Stock and 80% of the associated Warrants (the “Redeemable Securities”) for the stated value of the Series B Preferred Stock (the “Redemption Price”) on 10 days notice in the event, on or before September 30, 2007: (i) the Company’s shareholders shall not have approved the Company’s potential issuance of more than 20% of the outstanding common stock upon the conversion of the Series B Preferred Stock and Warrants; (ii) AMEX has not approved the listing on notice of issuance of the shares of Company’s common stock issuable upon the conversion of the Series B Preferred Stock and the exercise of the Warrants; or (iii)  the Common Stock has been de-listed by AMEX.  If (i), or (ii) are not satisfied (or (iii) occurs) on or before September 30, 2007, the Company shall immediately provide the Lead Investors with written notice that the Put is exercisable (“Put Trigger Notice”).  The Put shall expire shall expire upon the earlier of: (A) the Company obtaining the approvals described in clauses (i) and (ii) of the prior sentence (the “Approvals”) or (B) the Lead Investors have not exercised the Put right within thirty (30) days of the Put Trigger Notice.   In order to protect the Put rights to be granted to the Lead Investors, $8,480,000 of the proceeds from the sale of the Series B Preferred Stock and Warrants have been placed in escrow and will be held until the Put right expires (in which case the funds will be released to the Company) or the Put rights are exercised (in which case the funds will be released to the Lead Investor(s) exercising such right).

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF  THE POTENTIAL ISSUANCE OF UP TO 50,919,800 SHARES OF OUR COMMON STOCK, $.0001 PAR VALUE (ISSUABLE UPON THE CONVERSION OF 1,147,050 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AND THE EXERCISE OF 27,978,800 COMMON STOCK PURCHASE WARRANTS) AT A PRICE BELOW FAIR MARKET VALUE ISSUED IN CONNECTION WITH A PRIVATE PLACEMENT CONDUCTED AUGUST 2007.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AS AMENDED, INCREASING THE AUTHORIZED COMMON STOCK FROM 150,000,000 SHARES TO 225,000,000 SHARES

The Board of Directors authorized an amendment to our Certificate of Incorporation, as amended, to increase the number of our authorized shares of common stock. Subject to stockholder approval, Article Four would be amended to read as follows and would be filed with the Delaware Secretary of State:

“FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares that the Corporation is authorized to issue is two hundred forty five million (245,000,000), of which two hundred twenty five million (225,000,000) shares shall be Common Stock, $.0001 par value per share, and of which twenty million (20,000,000) shares shall be Preferred Stock, $.0001 par value per share.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval.  The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.  The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock.  The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

A copy of the proposed Certificate of Amendment to the Certificate of Incorporation of the Company is attached to this Proxy Statement as Appendix A.  The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock.  However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

As of the Record Date, a total of 40,940,161 shares of the Company’s currently authorized 150,000,000 shares of common stock are issued and outstanding.  In addition, 518,825 shares of Series A Convertible Preferred Stock and 1,147,050 shares of Series B Preferred Stock were outstanding which are convertible into 10,376,500 shares of common stock at $0.50 per share and 22,941,000 shares of common stock at $0.50 per share, respectively.  Further, warrants to purchase 44,275,420 shares of common stock were outstanding at exercise prices ranging from $0.50 to $2.48 per share.  Further, stock options to purchase 8,493,707 shares of common stock were outstanding at exercise prices ranging from $0.66 to $6.75 per share.    The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are to be authorized.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE  COMMON STOCK FROM 150,000,000 TO 225,000,000.

PROPOSAL NO. 4

RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the independent registered public accountants of the Company for the year ending December 31, 2007.  BDO Seidman, LLP audited the financial statements of Callisto Pharmaceuticals, Inc. for the fiscal years ended December 31, 2005 and 2006.  Representatives of BDO Seidman, LLP are expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial statements of the Company, the qualifications, independence and performance of the Company’s independent registered public accountants and compliance by the Company with legal and regulatory requirements.

The Audit Committee is comprised solely of independent directors, as defined in the listing standards of the American Stock Exchange, as well as other statutory, regulatory and other requirements applicable to the Company.  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be viewed at www.callistopharma.com.  The Audit Committee annually reviews and assesses the adequacy of its charter in order to insure early or timely compliance with statutory, regulatory, listing and other requirements applicable to the Company.

The Audit Committee has received from the independent registered public accountants a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management and the independent registered public accountants the quality and adequacy of the Company’s internal controls.  The Audit Committee also reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks.

The Audit Committee has discussed and reviewed with the independent registered public accountants all communications required by standards of the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accountants’ examination of the financial statements.

The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006, with management and the independent registered public accountants.  Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accountants have the responsibility for the examination of those statements.

Based on the above review and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors, subject to stockholder ratification, the selection of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007, and the Board concurred in its recommendation.

Submitted by the Audit Committee

John P. Brancaccio
Christoph Bruening
Randall Johnson

The information contained in the above Audit Committee Report shall not be deemed “ soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference into such filings.

Principal Accountant Fees and Services

AUDIT FEES.

The aggregate fees billed and unbilled for the fiscal year ended December 31, 2006 for professional services rendered by our principal accountants for the audits of our annual financial statements, the review of our financial statements included in our quarterly reports on Form 10-Q and consultations and consents were approximately $138,750. The aggregate fees billed and unbilled for the fiscal year ended

December 31, 2005 for professional services rendered by our principal accountants for the audits of our annual financial statements, the review of our financial statements included in our quarterly reports on Form 10-Q and consultations and consents were approximately $155,000.

AUDIT-RELATED FEES.

The aggregate fees billed for the fiscal year ended December 31, 2006 and 2005 for assurance and related services rendered by our principal accountants related to the performance of the audit or review of our financial statements, specifically accounting research, were approximately $0 and $6,000, respectively.

TAX AND OTHER FEES.

There were no aggregate fees billed for the fiscal years ended December 31, 2006 and 2005 as there were no tax related or other services rendered by our principal accountants in connection with the preparation of our federal and state tax returns.

Policy on Audit Committee Pre-Approval of Audit, Audit-Related and Permissible Non-Audit Services of the Independent Registered Public Accountants

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

Recommendation of the Board of Directors

If the stockholders do not approve the selection of BDO Seidman, LLP, the appointment of the independent registered public accountants will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

OTHER INFORMATION

Share Ownership by Principal Stockholders and Management

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of August 17, 2007 by (i) each person know to beneficially own more than 5% of the outstanding common stock, (ii) each of our directors, (iii) the Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Callisto Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, N.Y. 10170.

	Shares of Common Stock
	Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class

Gabriele M. Cerrone Chairman of the Board	3,501,737	(2)	8.3%

Gary S. Jacob Chief Executive Officer, Chief Scientific Officer and Director	997,245	(3)	2.4%

Bernard Denoyer Vice President, Finance and Secretary	150,000	(4)	*

Daniel S. D’Agostino Former Chief Business Officer	116,448	(5)	*

Riccardo Dalla-Favera Director	52,000	(6)	*

Stephen Carter Director	90,861	(7)	*

Christoph Bruening Director	585,199	(8)	1.4%

John Brancaccio Director	102,123	(9)	*

Randall K. Johnson Director	65,000	(10)	*

All Directors and Executive Officers as a group (9 persons)	5,660,613	(11)	12.9%

Panetta Partners Ltd.	2,201,737		5.4%

(1)             Applicable percentage ownership as of August 17, 2007 is based upon 40,940,161 shares of common stock outstanding.

(2)             Consists of 1,300,000 shares of common stock issuable upon exercise of stock options held by Mr. Cerrone and 2,126,737 shares of common stock, 45,000 shares of common stock issuable upon conversion of 2,250 shares of Series B Convertible Preferred Stock and 30,000 shares of common stock issuable upon exercise of the warrants, each held by Panetta Partners, Ltd.   Mr. Cerrone is the sole managing partner of Panetta and in such capacity only exercises voting and dispositive control over securities owned by Panetta, despite him having only a small pecuniary interest in such securities.

(3)             Includes 862,500 shares of common stock issuable upon exercise of stock options.

(4)             Consists of 150,000 shares of common stock issuable upon exercise of stock options.

(5)             Includes 100,000 shares of common stock issuable upon exercise of stock options.  Mr. D’Agostino resigned his position on August 1, 2007.

(6)             Consists of 52,000 shares of common stock issuable upon exercise of stock options.

(7)             Consists of 90,861 shares of common stock issuable upon exercise of stock options.

(8)             Includes of 109,500 shares of common stock issuable upon exercise of stock options.

(9)             Consists of 102,123 shares of common stock issuable upon exercise of stock options.

(10)       Consists of 65,000 shares of common stock issuable upon exercise of stock options.

(11)       Includes 2,831,984 shares of common stock issuable upon exercise of stock options, 45,000 shares of common stock issuable upon conversion of 2,250 shares of Series B Convertible Preferred Stock and 30,000 shares of common stock issuable upon exercise of the warrants.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities. Beneficial ownership determined in this manner may not constitute ownership of such securities for other purposes or indicate that such person has an economic interest in such securities.

EXECUTIVE COMPENSATION

Compensation Committee Report

Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filings with the SEC.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Christoph Bruening, Chairman

John Brancaccio

Stephen Carter

Compensation Discussion and Analysis

Overview

We compete with many other biotechnology companies in seeking to attract and retain a skilled work force. To meet this challenge, we have developed our compensation structure to enable our management to make decisions regarding our compensation programs, to manage these programs, and to effectively communicate the goals of these programs to our employees and stockholders.

Our compensation philosophy is to offer our employees compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees so that we can achieve our financial and strategic objectives.

Utilizing this philosophy, our compensation programs are designed to:

•                  be “market-based” and reflect the competitive environment for personnel;

•                  stress our “pay for performance” approach to managing pay levels;

•                  share risks and rewards with employees at all levels;

•                  be affordable, within the context of our operating expense model;

•                  align the interests of our employees with those of our stockholders;

•                  reflect our values; and

•                  be fairly and equitably administered.

In addition, as we administer our compensation programs, we plan to:

•                  evolve and modify our programs to reflect the competitive environment and our changing business needs;

•                  focus on simplicity, flexibility and choice wherever possible;

•                  openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood; and

•                  provide our managers and employees with the tools they need to administer our compensation programs.

Elements of Our Compensation Program

As a total rewards package, we design our compensation program to enable us to attract and retain talented personnel. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

We design base pay to provide the essential reward for an employee’s work, and is required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee’s specific performance achievements. Consistent with our compensation philosophy, we implement a “pay for performance” approach that provides higher levels of compensation to individual employees whose results merit greater rewards. Our managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time, and to provide optionees with a form of reward that aligns their interests with those of our stockholders. Employees whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation.

We also utilize various forms of variable compensation, including cash bonuses that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results.

Core benefits, such as our basic health benefits, are designed to provide a stable array of support to employees and their families throughout various stages of their careers, and are provided to all employees regardless of their individual performance levels.

The four key elements of our compensation structure are:

•                  base pay;

•                  variable pay;

•                  equity-based pay; and

•                  benefits.

Consistent with our compensation philosophy, we have structured each element of our rewards package as follows:

Base Pay

We create a set of base pay structures that are both affordable and competitive in relation to the market. We continuously monitor base pay levels within the market and make adjustments to our structures as needed. In general, an employee’s base pay level should reflect the employee’s overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

Equity-Based Rewards

We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees’ interests with those of our stockholders.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

Determining the Amount of Each Element of Compensation

Base Pay ..    We provide our executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. The Compensation Committee intends to compensate our executive officers competitively within the industry. The Compensation Committee considered the scope of and accountability associated with each executive officer’s position and such factors as the performance and experience of each executive officer when setting base salary levels for fiscal year 2006. With respect to executive officers other than Dr. Jacob, who is discussed below, the Compensation Committee targeted base salaries to be competitive with our peers within the biotechnology industry. In some circumstances it is necessary to provide compensation above these levels; these circumstances include the need to retain key individuals, to recognize roles that were larger in scope or accountability than standard market positions and/or to reward individual performance.

Salary levels are typically reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

Variable Pay ..    The Compensation Committee and the executive officer work together to establish targets and goals for the executive officer.  Upon completion of the fiscal year, the Compensation Committee assesses the executive officer’s performance and with input from management determines the amount of variable pay to be awarded within the parameters of the executive officer’s agreement with us.

Equity-Based Pay . The Compensation Committee may provide our executive officers with long-term incentive awards through grants of stock options. The Compensation Committee is responsible for determining who will receive awards, when awards will be granted, the exercise price of each stock option grant, and the number of shares of our common stock subject to each option. The Compensation Committee considers grants of long-term incentive awards to executive officers each fiscal year.   Stock options enhance the link between the creation of stockholder value and long-term executive incentive compensation. Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in our company and to share in the appreciation of the value of our common stock. Additionally, stock options maintain a competitive level of total compensation. The Compensation Committee believes that stock options are inherently performance-based and are a form of at-risk compensation, as the optionee does not receive any benefit unless our stock price rises after the date that the option is granted, thus providing direct incentive for future performance. Stock option award levels are determined based on prevailing market practice and market data and vary among participants based on their positions within our company.

Our stock options typically have annual vesting over a three-year period and a term of ten years, in order to encourage a long-term perspective and to encourage key employees to remain with us. We also use performance based vesting in our option grants.  Generally, vesting and exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Timing of Equity Awards

Only the Compensation  Committee may approve stock option grants to our executive officers.  Stock options are generally granted at predetermined meetings of the Compensation Committee.  On limited occasions, grants may occur upon unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executive.  The exercise price of a newly granted option is the closing price of our common stock on the American Stock Exchange on the date of grant.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Severance and Change in Control Arrangements

Several of our executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of our company. See “—Employment Agreements and Change of Control Arrangements” below for a description of the severance and change in control arrangements for our named executive officers.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our compensation committee has not adopted a policy requiring all compensation to be deductible. Our compensation committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Beginning on January 1, 2006, we began accounting for stock-based payments including our stock options in accordance with the requirements of FASB Statement 123(R).

Role of Executives in Executive Compensation Decisions

Our board of directors and our Compensation Committee generally seek input from our Chief Executive Officer, Gary S. Jacob, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works with Dr. Jacob and our Vice President, Finance evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Jacob nor any of our other executives participates in deliberations relating to his or her own compensation.

Chief Executive Officer Compensation for Fiscal Year 2006

On February 16, 2007, Dr. Jacob entered into an Extension and Amendment Agreement with us as approved by the Compensation Committee which extended the term under his employment agreement to June 30, 2009.  In addition, pursuant to the agreement, Dr. Jacob was granted 225,000 ten year incentive stock options exercisable at $0.81 per share of which 75,000 vest on each of December 31, 2007, 2008 and 2009. The Compensation Committee believes the grant of options to Dr. Jacob is a key component of his compensation and an important means of ensuring that as Chief Executive Officer he continues to share significantly in the success of our business with the other stockholders.  The Compensation Committee determined that it was appropriate to grant these options for these reasons and due to Dr. Jacob’s performance. Dr. Jacob received a salary of $287,500 for 2006.  Dr. Jacob also earned a bonus of $48,125 for 2006.  Dr. Jacob’s bonus was earned pursuant to this employment agreement and is based on achieving key performance objectives for our company as approved and measured by the Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, Principal Financial Officer and three other highest paid executive officers  whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal year 2006.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Total ($)
Gary S. Jacob Chief Executive Officer and Chief Scientific Officer	2006 2005 2004	287,500 225,000 225,000	48,125 33,750 33,750	82,147 — —	417,772 258,750 258,750

Bernard F. Denoyer Vice President, Finance and Secretary	2006 2005 2004	111,576 79,167 86,250	10,461 6,563 9,000	— — —	122,037 85,730 95,250

Gabriele M. Cerrone (2) Chairman of the Board	2006 2005	213,542 191,498	125,855 30,750	— —	339,397 222,248

Daniel S. D’Agostino (3) Former Chief Business Officer	2006 2005	175,000 138,614	32,814 —	— —	207,814 138,614

Donald Picker (4) Executive Vice President, R&D	2006 2005 2004	210,417 200,000 191,875	— 20,000 37,500	— — —	210,417 220,000 229,375

(1)             Amounts represent stock-based compensation expense for fiscal year 2006 for stock options granted in 2006 under SFAS 123R as discussed in Note 3 Summary of Significant Accounting Policies subheading “Share-based payments,” of the Notes to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

(2)             Mr. Cerrone is being paid pursuant to a consulting agreement with us.

(3)             Mr. D’Agostino was appointed Chief Business Officer in October 2005.  From October 2004 to October 2005, Mr. D’Agostino served as a consultant to us.  Mr. D’Agostino resigned his position on August 1, 2007.

(4)             Mr. Picker resigned as Executive Vice President, R&D on December 19, 2006.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding stock option awards to our named executive officers under our stock option plans during the fiscal year ended December 31, 2006:

Name	Grant Date	Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards ($/Share)	Fair Value at Grant Date of Option Awards
Gary S. Jacob	March 17, 2006	150,000	(1)	$1.64	$183,386	(2)

(1)             50,000 options vest on each of March 17, 2007, 2008 and 2009.

(2)             Amount represents stock-based compensation expense for stock options granted in 2006 under SFAS 123R as discussed in Note 3 Summary of Accounting Policies subheading “Share-based payments,” of the Notes to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gary S. Jacob	500,000 62,500 100,000 50,000	— 212,500 250,000 100,000	(1) (2) (3)	1.50 3.00 1.01 1.64	June 13, 2013 June 29, 2014 July 6, 2015 March 17, 2016

Bernard F. Denoyer	100,000 25,000	— 50,000	(4)	3.60 1.38	January 15, 2014 July 29, 2015

Gabriele M. Cerrone	189,167 27,778 200,000 333,055 75,000 100,000 375,000	— — — — — — —		0.75 0.75 1.25 1.30 1.50 3.20 1.70	May 3, 2008 October 1, 2009 January 18, 2011 April 22, 2013 June 13, 2013 April 26, 2014 January 10, 2015

Daniel S. D’Agostino	100,000	300,000	(5)	1.53	October 10, 2015

(1)             50,000 options vest on June 1, 2007 and 12,500 options will vest on June 1, 2007 since we have established a second disease target for Atiprimod.  The remaining 150,000 options vest upon certain drug development or licensing benchmarks.

(2)             100,000 options vest on July 6, 2007 and 150,000 options vest on July 6, 2008.

(3)             50,000 options vest on each of March 17, 2008 and 2009.

(4)             25,000 options vest on each of July 29, 2007 and 2008.

(5)             100,000 options vest on each of October 10, 2007 and 2008.  The remaining 100,000 options vest upon the successful in-licensing or acquisition of a drug candidate.

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2006 for services to our company.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Christoph Bruening (2)	30,500	519	31,019
Riccardo Dalla-Favera (3)	15,000	165	15,165
John P. Brancaccio (4)	31,500	546	32,046
Stephen K. Carter (5)	23,000	328	23,328
Randall Johnson (6)	21,000	274	21,274

(1)             Amounts represent the expensed fair value for fiscal year 2006 of stock options granted in 2006 under SFAS 123R as discussed in Note 3 Summary of Significant Accounting Policies subheading “Share-based payments,” of the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

(2)             Stock options for the purchase of an aggregate of 227,000 shares were outstanding as of December 31, 2006, with a grant date fair value of $434,697.

(3)             Stock options for the purchase of an aggregate of 88,000 shares were outstanding as of December 31, 2006, with a grant date fair value of $63,729.

(4)             Stock options for the purchase of an aggregate of 120,123 shares were outstanding as of December 31, 2006, with a grant date fair value of $224,488.

(5)             Stock options for the purchase of an aggregate of 104,861 shares were outstanding as of December 31, 2006, with a grant date fair value of $119,025.

(6)             Stock options for the purchase of an aggregate of 103,000 shares were outstanding as of December 31, 2006, with a grant date fair value of $93,097.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

We are party to an employment agreement with Gary S. Jacob, Ph.D. dated June 13, 2003, pursuant to which Dr. Jacob serves as our Chief Executive Officer and Chief Scientific Officer. Dr. Jacob’s employment agreement, as amended, is in effect until December 31, 2009.  Dr. Jacob’s salary is $300,000 per year and he is eligible to receive a cash bonus of up to $60,000 per year based on meeting performance objectives and bonus criteria to be mutually identified by Dr. Jacob and the Board of Directors.   During 2006, Dr. Jacob earned a bonus of $48,125.  On February 16, 2007, Dr. Jacob was granted 225,000 ten year incentive stock options exercisable at $0.81 per share of which 75,000 vest on each of December 31, 2007, 2008 and 2009.  Dr. Jacob is a party to an Extension and Severance Agreement with us dated June 9, 2005 as amended February 16, 2007 which provides that in the event there is a change of control of our company and the executive’s employment shall have been terminated within two years after a change in control by him for good reason or by our company and such termination did not occur as a result of (i) the executive’s death, (ii) the executive’s disability, (iii) the executive’s retirement or (iv) the executive’s termination for cause, the executive shall be entitled to an amount equal to the compensation due to the executive for the term of his employment under his employment agreement for the time remaining of such employment term. In addition, all of the executive’s unvested stock options shall immediately and irrevocably vest and the exercise period of such options will be extended to the later of the longest period permitted by our stock option plans or ten years following termination.  A “Change in Control” shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of our company in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than a merger of our company in which the holders of our common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of our company; or (ii) the stockholders of our company shall approve any plan or proposal for the liquidation or dissolution of our company, (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than us or any employee benefit plan sponsored by us, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of our securities representing 20% or more of the combined voting power of our then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of our company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by our stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period (or in the case that Dr. Jacob is our CEO, in addition if the Board appoints a new CEO during the term of the agreement or substantially reduces the title and authority of Dr. Jacob without his prior consent). Had a “Change of Control” occurred on December 31, 2006 and the executive had been terminated on that date, Dr. Jacob would have been eligible for total compensation (salary and bonus) for the term of his employment under his employment agreement for the time remaining of such employment term, of $1,080,000.

We are party to an employment agreement with Bernard Denoyer dated January 15, 2004, pursuant to which Mr. Denoyer serves as our Vice President, Finance and Secretary. Mr. Denoyer’s employment agreement is for a term of 12 months beginning January 15, 2004 and is automatically renewable for successive one year periods at the end of the term. On January 15, 2004 Mr. Denoyer received a grant of 100,000 stock options which vest over a three year period and are exercisable at $3.60 per share. On July 29, 2005 Mr. Denoyer was granted an additional 75,000 stock options which vest over three years and are exercisable at $1.38 per share. On September 1, 2006 Mr. Denoyer’s salary was increased to $120,000 per year and he became eligible for to receive a cash bonus of up to 10% of his salary per year.

On October 10, 2005 we entered into an employment agreement with Dan D’Agostino to serve as our Chief Business Officer. Pursuant to the employment agreement, we will employ Mr. D’Agostino for a period of one year commencing October 10, 2005 which term will be automatically renewed for successive one year periods until written notice not to renew is delivered by either us or Mr. D’Agostino. Mr. D’Agostino will be paid an annual base salary of $175,000. In addition, Mr. D’Agostino will be eligible to earn an annual cash bonus up to 15% of his annual base salary, plus up to $25,000 based on meeting performance objectives and bonus criteria, specifically surrounding our corporate development plans to expand our technology and product portfolio.  In addition, Mr. D’Agostino’s employment agreement provides that in the event there is a change of control of our company and Mr. D’Agostino’s employment shall have been terminated within two years after a change in control by him for good reason or by our company and such termination did not occur as a result of (i) death, (ii) disability, (iii) retirement or (iv) termination for cause, Mr. D’Agostino shall only be entitled to all of his unvested stock options immediately and irrevocably vesting and the exercise period of such options will be extended to the later of the longest period permitted by our stock option plans or ten years following termination. On October 10, 2005 Mr. D’Agostino was granted an aggregate 400,000 incentive stock options pursuant to our stock option plan with an exercise price of $1.53 per share. 300,000 of such options will vest pursuant to the following schedule: 100,000 options vested on October 10, 2006; 100,000 options will vest on October 10, 2007; and 100,000 options will vest on October 10, 2008. The remaining 100,000 options will vest upon the successful in-licensing of certain drug candidates. The fair value of Mr. D’Agostino’s unvested options as of December 31, 2006, which would have vested had a “Change of Control” occurred as of December 31, 2006, was $342,172.  Mr. D’Agostino resigned his position on August 1, 2007.

CONSULTING AGREEMENTS

On January 31, 2006 we entered into a consulting agreement with Dr. Moshe Talpaz, whereby Dr. Talpaz will provide consulting services for our Degrasyns program. Under the agreement Dr. Talpaz will be paid $10,000 per year and was granted 575,000 10-year options to purchase our common stock at $1.60 per share. Such options vest based on milestones related to the Degrasyns compounds being developed towards FDA approval. In addition, pursuant to the agreement we agreed to issue 75,000 restricted shares of common stock to Dr. Talpaz subject to stockholder approval. The term of the agreement is for the length of time we are developing the Degrasyns platform of compounds in all indications.

On December 27, 2004, we entered into a consulting agreement with Gabriele M. Cerrone, our Chairman of the Board and a principal stockholder.  On January 25, 2007, we entered into an Extension and Amendment Agreement with Mr. Cerrone.  The agreement extends the term of the consulting agreement between us and Mr. Cerrone dated as of December 27, 2004 to December 31, 2009.  Among other things, the agreement increases Mr. Cerrone’s compensation from $205,000 to $275,000 per year.  In addition, Mr. Cerrone was granted 225,000 ten year non-qualified stock options at an exercise price of $0.96 per share of which 75,000 vest on each of December 31, 2007, 2008 and 2009.

Additionally, in recognition of the services beyond that required of Mr. Cerrone during the period from July 1, 2006 to January 25, 2007, we paid a bonus to Mr. Cerrone of $75,000 on April 5, 2007.  Mr. Cerrone shall be eligible to earn a cash bonus of up to 22.5% of his base compensation for each twelve month period during the term of the agreement based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Cerrone and our Board.  Under the original agreement, Mr. Cerrone received a grant of 375,000 stock options, all of which have vested.

In the event the agreement is terminated without cause or for good reason, Mr. Cerrone will receive a cash payment equal to the aggregate amount of his annual fee for the then remaining term of the Agreement and all unvested stock options will immediately vest and the exercise period of such options will be extended to the later of the longest period permitted by our stock option plans or ten years following termination. In the event a change of control of the Company occurs, Mr. Cerrone shall be entitled to such compensation upon the subsequent termination of the agreement within two years of the change in control unless such termination is the result of Mr. Cerrone’s death, disability or retirement or his termination for cause.

On August 12, 2004, in connection with our L-Annamycin license, we entered into a consulting agreement with Roman Perez-Soler, M.D., for a term concurrent with the L-Annamycin license agreement. In connection therewith Dr. Perez-Soler agreed to be appointed to our Scientific Advisory Board. As consideration for consulting and advisory services Dr. Perez-Soler shall receive a $30,000 per year consulting fee and 44,000 shares of restricted common stock. In addition, we granted to Dr. Perez-Soler an option to purchase 468,500 shares of common stock at an exercise price of $3.00 per share.

STOCK OPTION PLANS

We rely on incentive compensation in the form of stock options to retain and motivate directors, executive officers, employees and consultants. Incentive compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers, employees and consultants, to encourage them to remain with us and to enable them to develop and maintain an ownership position in our common stock.

In 1996, we adopted the 1996 Incentive and Non-Qualified Stock Option Plan (the “Plan”) for employees, consultants and outside directors to purchase up to 2,000,000 shares of common stock. This Plan was amended in December 2002 to increase the number of shares authorized under the Plan to 10,000,000. The option term for 4,745,042 options outstanding to date under the Plan is ten years from date of grant. The Plan terminated on January 1, 2006 under its original terms and no further options will be granted under the Plan.

On October 20, 2005, our stockholders approved the 2005 Equity Compensation Incentive Plan. The maximum number of shares of common stock with respect to which awards may be granted under the 2005 Equity Plan is 5,000,000. The option term for options granted under the 2005 Equity Plan is ten years from date of grant and there were 4,150,000 options available for future grants as of December 31, 2006.

On October 20, 2005, our stockholders approved our 2005 Directors’ Stock Option Plan. The maximum number of shares of common stock with respect to which awards may be granted under the 2005 Directors’ Plan is 1,000,000. The option term for options granted under the 2005 Directors’ Plan is ten years from date of grant and there are 894,000 option shares available for future grants as of December 31, 2006.

Our 2005 Equity Compensation Incentive Plan authorizes the grant of stock options to directors (excluding outside directors), eligible employees, including executive officers and consultants. The value realizable from exercisable options is dependent upon the extent to which our performance is reflected in the value of our common stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers and other employees. We approve the granting of options in order to motivate these employees to maximize stockholder value. Generally, vesting for options granted under the stock option plan is determined at the time of grant, and options expire after a 10-year period. Options are generally granted at an exercise price not less than the fair market value at the date of grant. As a result of this policy, directors, executives, employees and consultants are rewarded economically only to the extent that the stockholders also benefit through appreciation in the market. Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, the Compensation Committee of the Board of Directors evaluates each executive’s total equity compensation package. The compensation committee generally reviews the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. We consider equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of our stockholders.

The options we grant under the 2005 Equity Plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. None of our stock option plans are qualified deferred compensation plans under Section 401(a) of the Code, and are not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). As of December 31, 2006, we have 2,352,333 stock options outstanding not subject to our stock option plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 27, 2004 we entered into a consulting agreement with Gabriele M. Cerrone, our Chairman of the Board and a principal shareholder On December 27, 2004 we entered into a consulting agreement with Gabriele M. Cerrone, our Chairman of the Board and a principal shareholder.  On January 25, 2007, we entered into an Extension and Amendment Agreement with Mr. Cerrone.  The agreement extends the term of the consulting agreement between us and Mr. Cerrone dated as of December 27, 2004 to December 31, 2009.  Among other things, the agreement increases Mr. Cerrone’s compensation from $205,000 to $275,000 per year.  In addition, Mr. Cerrone was granted 225,000 ten year non-qualified stock options at an exercise price of $0.96 per share of which 75,000 vest on each of December 31, 2007, 2008 and 2009.  Additionally, in recognition of the services beyond that required of Mr. Cerrone during the period from July 1, 2006 to January 25, 2007, we paid a bonus to Mr. Cerrone of $75,000 on April 5, 2007.  Mr. Cerrone shall be eligible to earn a cash bonus of up to 22.5% of his base compensation for each twelve month period during the term of the agreement based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Cerrone and our Board.

The agreement, the amendment and their respective terms were approved by our Compensation Committee, which consists solely of independent members of the Board. Additional information concerning the terms of the consulting agreement are set forth in Item 9 of this annual report.

CONFLICTS OF INTEREST

Gabriele Cerrone and his affiliates are subject to certain potential conflicts of interests. His consulting agreement expressly recognizes that he may provide consulting services to others. In addition, from time to time, he or his affiliates may be presented with business opportunities which could be suitable for our business and Mr. Cerrone is not subject to any restrictions with respect to other business activities, except to the extent such activities are in violation of our Code of Conduct and Ethics or violate general confidentiality provisions of his consulting agreement. In instances where there is potential conflict of interest or business opportunity, with respect to any officer or director, including Mr. Cerrone, our Audit Committee has both the authority and responsibility to review such matters and take appropriate actions.

Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

STOCK PRICE PERFORMANCE GRAPH

Prior to May 18, 2004, the Company was not publicly traded and there was no public market for its securities. The graph below compares the cumulative total return of the Company’s common shares with that of the NASDAQ Composite Index and the NASDAQ Biotechnology Index from May 18, 2004 (the date the Company’s common shares began to trade publicly) through June 30, 2007. The graph assumes that you invested $100 at the close of market on May 18, 2004 in the Company’s common shares and $100 invested at that same time in each of the indexes. The comparisons in this graph are provided in accordance with Securities and Exchange Commission disclosure requirements and are not intended to forecast or be indicative of the future performance of our common shares.

	5/18/2004	6/30/04	6/30/05	6/30/06	6/30/07
Callisto Pharmaceuticals	$100.00	$100.00	$51.50	$60.00	$34.50
Nasdaq Composite Index	$100.00	107.90	$108.39	$114.45	$137.17
Nasdaq Biotechnology Index	$100.00	$100.82	$91.67	$98.64	$106.58

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy and will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports and Form 10-K.

Additional copies of Callisto’s Annual Report and Form 10-K for the fiscal year ended December 31, 2006 may be obtained without charge by writing to the Secretary, Callisto Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170. Callisto’s Annual Report and Form 10-K can also be found on Callisto’s website: www.callistopharma.com.

Stockholders Proposals for the 2008 Annual Meeting.

Stockholders who wish to submit proposals pursuant to Rule 14a-8 of the 1934 Act for inclusion in the Proxy Statement for the

Company’s 2007 Annual Meeting of Stockholders must submit the same to the Secretary, at the Company’s principal executive office at 420 Lexington Avenue, Suite 1609, New York, New York 10170, no later than June 12, 2008.

Proxy Solicitation Costs.

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

THE BOARD OF DIRECTORS

New York, New York

August 30, 2007

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CALLISTO PHARMACEUTICALS, INC.

The undersigned, Gary S. Jacob, being the Chief Executive Officer of Callisto Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certifies as follows:

FIRST: The name of the corporation is Callisto Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The Corporation wishes to amend its Certificate of Incorporation so as to increase the number of shares of capital stock that the Corporation shall have the authority to issue.

THIRD: To accomplish the amendment referred to in Paragraph SECOND above, Article FOURTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

“FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is two hundred forty five million (245,000,000), of which two hundred twenty five million (225,000,000) shares shall be Common Stock, $.0001 par value per share, and of which twenty million (20,000,000) shares shall be Preferred Stock, $.0001 par value per share.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. ”

FOURTH: The forgoing Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CALLISTO PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer, under penalties of perjury, this     day of            2007.

Gary S. Jacob, Ph.D.
Chief Executive Officer

PROXY CARD

CALLISTO PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON SEPTEMBER 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Gabriele M. Cerrone and Gary S. Jacob, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Callisto Pharmaceuticals, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on September 26, 2007 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Callisto Pharmaceuticals, Inc. to be held at Callisto’s offices located at 420 Lexington Avenue, Suite 1609, New York, New York 10170, on Wednesday, September 26, 2007, beginning at 11:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-4

1. Election of Directors	FOR	WITHHOLD
Nominees

01-Gabriele M. Cerrone	☐	☐
02-Gary S. Jacob	☐	☐
03-Christoph Bruening	☐	☐
04-Riccardo Dalla-Favera	☐	☐
05-John P. Brancaccio	☐	☐
06-Stephen K. Carter	☐	☐
07-Randall K. Johnson	☐	☐

2. Proposal to approve the potential issuance of up to 50,919,800 shares of our common stock, $.0001 par value (issuable upon the conversion of 1,147,050 shares of Series B Convertible Preferred Stock and the exercise of 27,978,800 common stock purchase warrants) at a price below fair market value issued in connection with a private placement conducted August 2007

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve an amendment of Callisto’s Certificate of Incorporation, as amended, increasing the authorized common stock from 150,000,000 shares to 225,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Proposal to ratify BDO Seidman, LLP	FOR ☐	AGAINST ☐	ABSTAIN ☐
as Callisto’s independent registered public
accountants for fiscal year 2007.

Important:  Please sign exactly as name appears on this proxy.  When signing as attorney,  executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:	, 2007

Signature

Name (printed)

Title

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.                                     VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.                                     VOTE BY TELEPHONE:  After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts.  Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-866-626-4508 on a touch-tone telephone

OR

3.                                     VOTE BY MAIL:  If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., prevailing time, on September 25, 2007.
Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.